Exhibit 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

November 4, 2014

Bio-Techne Corporation

614 McKinley Place N.E.

Minneapolis, MN 55413

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Techne Corporation (the “Company”) in connection with the registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of up to 200,000 shares of Common Stock, par value $0.01, of the Company (the “Shares”) issuable from time to time pursuant to the Company’s 2014 Employee Stock Purchase Plan (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Amended and Restated Articles of Incorporation, as amended; (ii) the Company’s Amended and Restated Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the approval of the Plan; (iv) the Plan; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable. This opinion is limited to the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, Fredrikson & Byron, P.A.

By:	/s/ Melodie Rose
Melodie Rose, Vice President